UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment no. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2006

Universal Express, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18094	11-2781803
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1230 Avenue of the Americas, Suite 771, New York, New York (Address of Principal Executive Offices)		10020 (Zip Code)

Registrant’s telephone number, including area code: (917) 639-4157

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On May 15, 2006 the independent auditor of Universal Express, Inc. (the "Registrant"), Durland & Company, CPAs, PA (“Durland”), resigned as auditor of the Registrant. Because Durland resigned unexpectedly, the Registrant’s board of directors neither recommended nor approved the registration

On July 21, 2006, the Registrant engaged Pollard-Kelly Auditing Services, Inc. (“Pollard”) as the Registrant's independent auditor. The Registrant’s board of directors approved the engagement of Pollard on July 21, 2006.

Durland’s audit report for each of the fiscal years 2004 and 2005 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years 2004 and 2005 and through July 20, 2006, the Registrant had no disagreements with Durland on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

During the fiscal years 2004 and 2005 and through July 20, 2006, the Registrant has not consulted with Pollard regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Pollard concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) or Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Item 9.01	Financial Statements and Exhibits

(b)   Exhibits

The following exhibit is filed as part of this report.

16.1      Letter of Durland & Company, CPAs, P.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL EXPRESS, INC. (Registrant)

Date: November 22, 2006	By:	/s/ RICHARD A. ALTOMARE
Richard A. Altomare
Chief Executive Officer

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